As filed with the Securities and Exchange Commission on June 23, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HEALTHEQUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2383166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15 W. Scenic Pointe Dr., Suite 100 Draper, Utah	84020
(Address of Principal Executive Offices)	(Zip Code)

HealthEquity, Inc. 2014 Equity Incentive Plan (Full title of the plan)

Jon Kessler

President and Chief Executive Officer

15 W. Scenic Pointe Dr., Ste. 100

Draper, Utah 84020

(Name and address of agent for service)

(801) 727-1000

(Telephone number, including area code, of agent for service)

Copies to:

Matthew Haddad, Esq.
Michael A. Katz, Esq.
Willkie Farr & Gallagher LLP

787 Seventh Avenue
New York, New York 10019

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 2,543,255 shares of the Registrant’s common stock, par value $0.0001 per share, issuable under the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated (the “HealthEquity Plan”). Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of its registration statements relating to such plan, including all exhibits filed therewith or incorporated therein by reference, filed on Form S-8 on August 1, 2014, May 22, 2015, April 22, 2016, June 23, 2017, June 22, 2018, June 27, 2019, August 30, 2019, June 25, 2020, June 28, 2021, and June 24, 2022 (File Nos. 333-197778, 333-204421, 333-210867, 333-218937, 333-225827, 333-232399, 333-233573, 333-239436, 333-257467, and 333-265822), except as expressly modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission (excluding any portions of such document that have been furnished to, and deemed not to filed with, the Commission):

(a)	The Registrant’s Annual Report on Form 10-K, for the fiscal year ended January 31, 2023, filed on March 30, 2023 (File No. 001-36568), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Registrant's Quarterly Report on Form 10-Q for the three months ended April 30, 2023, filed on June 7, 2023 (File No. 001-36568), pursuant to the Exchange Act;

(c)	The Registrant’s Current Reports on Form 8-K, filed on February 10, 2023, April 13, 2023, June 2, 2023, June 14, 2023, and June 22, 2023; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed on July 25, 2014 (File No. 001-36568) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document or information is incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8. EXHIBITS.

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Form of Common Stock Certificate.	S-1/A	333-196645	4.1	July 16, 2014
5.1	Opinion of Willkie Farr & Gallagher LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on signature page of this Form S-8).					X
99.1	HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated, and Form of Award Agreement.	S-1/A	333-196645	10.3	July 16, 2014
99.2	Amendment No. 1 to the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated.	8-K	001-36568	10.3	August 30, 2019
107*	Filing Fee Table.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on June 23, 2023.

HEALTHEQUITY, INC.

By:	/s/ Jon Kessler
Name:	Jon Kessler
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jon Kessler and Tyson Murdock, and each of them, as attorney-in-fact with full power of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Date: June 23, 2023	By:	/s/ Robert Selander
	Name:	Robert Selander
	Title:	Chairman of the Board, Director

Date: June 23, 2023	By:	/s/ Jon Kessler
	Name:	Jon Kessler
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Date: June 23, 2023	By:	/s/ Tyson Murdock
	Name:	Tyson Murdock
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 23, 2023	By:	/s/ Paul Black
	Name:	Paul Black
	Title:	Director

Date: June 23, 2023	By:	/s/ Frank Corvino
	Name:	Frank Corvino
	Title:	Director

Date: June 23, 2023	By:	/s/ Adrian Dillon
	Name:	Adrian Dillon
	Title:	Director

Date: June 23, 2023	By:	/s/ Evelyn Dilsaver
	Name:	Evelyn Dilsaver
	Title:	Director

Date: June 23, 2023	By:	/s/ Debra McCowan
	Name:	Debra McCowan
	Title:	Director

Date: June 23, 2023	By:	/s/ Rajesh Natarajan
	Name:	Rajesh Natarajan
	Title:	Director

Date: June 23, 2023	By:	/s/ Stephen Neeleman, M.D.
	Name:	Stephen Neeleman, M.D.
	Title:	Director

Date: June 23, 2023	By:	/s/ Stuart Parker
	Name:	Stuart Parker
	Title:	Director

Date: June 23, 2023	By:	/s/ Gayle Wellborn
	Name:	Gayle Wellborn
	Title:	Director